AMENDED & RESTATED TERM NOTE

$1,947,603.50	December 20, 2013
New York, New York
This Amended and Restated Term Note (this “Note”) is executed and delivered under and pursuant to the terms of that certain Amended and Restated Revolving Credit, Term Loan and Security Agreement dated June 27, 2013 (as amended, restated, supplemented or modified from time to time, the “Loan Agreement”) by and among AIR INDUSTRIES MACHINING, CORP. (“Air”), a corporation organized under the laws of the State of New York, WELDING METALLURGY, INC. (as successor by merger with WMS Merger Corp.)(“WM”), a corporation organized under the laws of the State of New York, NASSAU TOOL WORKS, INC.  (formerly known as NTW Operating Inc.) (“Nassau”), a corporation organized under the laws of the State of New York, MILLER STUART INC. (“MS” and collectively with Air, WM and Nassau, the “Borrower”), a corporation organized under the laws of the State of New York,  AIR INDUSTRIES GROUP (as successor by merger with Air Industries Group, Inc. f/k/a Gales Industries Incorporated, a Delaware corporation), a corporation organized under the laws of the State of Nevada (“Air Group” and collectively with the Borrower, the “Obligor”), and PNC BANK, NATIONAL ASSOCIATION (“PNC”), the various financial institutions named therein or which hereafter become a party thereto, (together with PNC, collectively, “Lenders”) and PNC as agent for Lenders (in such capacity, “Agent”).  Capitalized terms not otherwise defined herein shall have the meanings provided in the Loan Agreement.

FOR VALUE RECEIVED, Borrower hereby promises to pay to the order of PNC, at the office of Agent located at PNC Bank Center, Two Tower Center, 8th Floor, East Brunswick, New Jersey 08816, or at such other place as Agent may from time to time designate to Borrower in writing:

(i)           the principal sum of ONE MILLION NINE HUNDRED FORTY-SEVEN THOUSAND SIX HUNDRED THREE AND 50/100 DOLLARS ($1,947,603.50), payable in accordance with the provisions of the Loan Agreement and subject to acceleration upon the occurrence of an Event of Default under the Loan Agreement or earlier termination of the Loan Agreement pursuant to the terms thereof;

(ii)           interest on the principal amount of this Note from time to time outstanding, payable at the Term Loan Rate in accordance with the provisions of the Loan Agreement.  In no event, however, shall interest exceed the maximum interest rate permitted by law.  Upon and after the occurrence of an Event of Default, and during the continuation thereof, interest shall be payable at the Default Rate; and

(iii)           notwithstanding anything to the contrary herein, in the Loan Agreement and/or in any Other Document, all outstanding principal and interest hereunder is due and payable on the Termination Date.

This Note is one of the Term Notes referred to in the Loan Agreement and is secured, inter alia, by the liens granted pursuant to the Loan Agreement and the Other Documents, is entitled to the benefits of the Loan Agreement and the Other Documents and is subject to all of the agreements, terms and conditions therein contained.

This Note is subject to mandatory prepayment and may be voluntarily prepaid, in whole or in part, on the terms and conditions set forth in the Loan Agreement.

If an Event of Default under Section 10.7 or 10.8 of the Loan Agreement shall occur, then this Note shall immediately become due and payable, without notice, together with reasonable attorneys’ fees if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.  If any other Event of Default shall occur under the Loan Agreement or any of the Loan Documents, which is not cured within any applicable grace period, then this Note may, as provided in the Loan Agreement, be declared to be immediately due and payable, without notice, together with reasonable attorneys’ fees, if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.

This Note is intended to amend, restate and replace a certain Term Note issued by the Borrower (excluding MS) in favor of the Lenders dated June 27, 2013 in the original principal amount of $2,847,603.50.  This Note is not a novation.

This Note shall be construed and enforced in accordance with the laws of the State of New York.

Borrower expressly waives any presentment, demand, protest, notice of protest, or notice of any kind except as expressly provided in the Loan Agreement.

ATTEST: By: /s/ Scott Glassman Name: SCOTT GLASSMAN Title: Secretary	AIR INDUSTRIES MACHINING, CORP. By: /s/ Dario Peragallo Name: DARIO PERAGALLO Title: President

ATTEST:	WELDING METALLURGY, INC. (as successor by merger with WMS Merger Corp.)
By: /s/ Scott Glassman Name: SCOTT GLASSMAN Title: Secretary	By: /s/ Gary Settoducato Name: GARY SETTODUCATO Title: President

ATTEST: By: /s/ Scott Glassman Name: SCOTT GLASSMAN Title: Secretary	NASSAU TOOL WORKS, INC. (formerly known as NTW Operating Inc.) By: /s/ Peter Rettaliata Name: PETER RETTALIATA Title: President

ATTEST: By: /s/ Kristie Ciaccio Name: KRISTIE CIACCIO Title: Secretary	MILLER STUART INC. By: /s/ Peter Rettaliata Name: PETER RETTALIATA Title: President